Exhibit 1.1

REF. K003583-0008-2751-4331-5223.v.5

11 August 2026

Articles of Association

of

Ascendis Pharma A/S

(CVR-nr. 29918791)

(Registration no 29918791)

Name, Registered Office and Objects of the Company:

Article 1

The company’s name is Ascendis Pharma A/S.

Article 2

[Deleted by resolution of the shareholders on 23 April 2015]

Article 3

The object of the company is to develop ideas and preparations for the combating of disease medically, to manufacture and sell such preparations or ideas, to own shares of companies with the same objects and to perform activities in natural connection with these objects.

Company Capital and Shares

Article 4

The share capital of the company is DKK 66,189,926 divided into shares of DKK 1 each. The share capital is fully paid up.

Article 4a

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 31 December 2019 on one or more occasions to issue warrants to members of the Board of Directors, Executive Management and key employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 5,000,000 without pre-emptive rights for the Company’s shareholders. Warrants cannot be issued to the extent that outstanding and non-exercised warrants issued pursuant to this authorisation from 23 January 2015 are equal to 20% or more of the company’s registered share capital. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall equal at least to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 31 December 2019, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 5,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 5,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s shareholder register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

This authorisation to issue warrants shall be considered as fully exhausted with the consequence that the Board of Directors cannot issue any new warrants per section 4a with effect from 29 May 2018. For clarity, any warrants issued per this section 4a shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

Article 4b

The board of directors has on the dates stated in Appendix 3 resolved, in accordance with the latest and the previous authorizations in article 4a to issue warrants, to issue 6,049,808 warrants; in accordance with the authorization in article 4f to issue warrants, to issue 566,397 warrants; in accordance with the authorization in article 4g to issue warrants, to issue 3,010,975 warrants; in accordance with the authorization in article 4h to issue warrants, to issue 9,160 warrants, in accordance with the previous authorization in article 4h to issue warrants, to issue 2,000,000 warrants; and, in accordance with the authorization in article 4i to issue warrants, to issue 2,000,000 warrants, so that a total of 13,636,340 warrants are issued of which 8,862,920 have been exercised, annulled or have lapsed as described in Appendix 3 as of 11 August 2026. The terms and conditions of the issued warrants are adopted as Appendix 1, 1a and 2 to the articles of association and shall form an integral part hereof. (Numbers shown adjusted following bonus share issuance of 13 January 2015).

Article 4c

On 26 November 2014, the general meeting resolved to issue 141,626 (adjusted following bonus share issuance of 13 January 2015: 566,504) warrants, of which all 566,504 warrants have been exercised, have been annulled or have lapsed as of 16 November 2023. The general meeting resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 141,626 (adjusted following bonus share issuance of 13 January 2015: DKK 566,504).

The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to USD 32.45 converted into DKK by using the official exchange rate as per the date of the general meeting, and 1 warrant therefore confers the right to subscribe nominal DKK 1 share against cash contribution of DKK 193.5188 (adjusted following bonus share issuance of 13 January 2015: DKK 48.3797) (calculated on the basis of the DKK/USD exchange rate in effect on 26 November 2014 being 1 USD = DKK 5.9636).

The warrants vest with 1/48 per month from 26 November 2014.

Article 4d

§ 4 d (1) The board of directors is until 29 May 2029 authorized at one or more times to increase the company’s share capital with up to nominal DKK 9,000,000 with pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorisation shall be carried out by the board of directors by way of cash contributions. The board of directors is authorised to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

§ 4 d (2) The Board of Directors is until 27 May 2030 authorized at one or more times to increase the Company’s share capital by up to nominal DKK 3,825,000 without pre-emptive subscription rights for the Company’s shareholders. Capital increases according to this authorization can be carried out by the Board of Directors by way of contributions in kind, conversion of debt and/or cash contributions and must be carried out at market price. The Board of Directors is authorized to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares representing such shares.

§ 4 d (3) For shares issued pursuant to article 4 d (1) or 4 d (2) the following shall apply: The new shares shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which are determined by the board of directors in connection with the decision to increase the share capital.

Article 4e

During the period ending 29 May 2027, the company may at one or more times by resolution of the board of directors obtain loans against issuance of convertible bonds which gives the right to subscribe for shares in the company. The company’s existing shareholders shall not have pre-emption rights and the convertible bonds shall be offered at a subscription price and a conversion price that correspond in aggregate to at least the market price of the shares at the time of the decision of the board of directors. The loans shall be paid in cash. The terms and conditions for the convertible bonds shall be determined by the board of directors.

As a consequence of the conversion of the convertible bonds, the board of directors is authorized during the period until 29 May 2027 to increase the share capital by a nominal value of up to DKK 9,000,000 at one or more times by resolution of the board of directors by conversion of the convertible bonds and on such other terms as the board of directors may determine. The company’s existing shareholders shall not have pre-emption rights to subscribe for shares issued by conversion of the convertible bonds. The board of directors is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on convertible bonds shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which are determined by the board of directors in connection with the decision to increase the share capital.

Article 4f

The board of directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 29 May 2027 on one or more occasions to issue warrants to members of the executive management and employees, advisors and consultants of the company or its subsidiary, entitling the holder to subscribe shares for a total of up to nominal value of DKK 1,000,000 without pre-emptive rights for the company’s shareholders. The exercise price for the warrants shall be determined by the board of directors in consultation with the company’s advisors and shall at least be equal to the market price of the shares at the time of issuance. The board of directors shall determine the terms for the warrants issued and the distribution hereof. Warrants cannot be issued to members of the board of directors pursuant to this authorization.

At the same time, the board of directors is authorized in the period until 29 May 2027, on one or more occasions to increase the company’s share capital by up to a total nominal value of DKK 1,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the board of directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 1,000,000. The board of directors is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the Company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the board of directors in connection with the decision to increase the share capital.

On 12 December 2023 the board of directors resolved to exercise the authorization under article 4f hereof to issue 14,496 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 110.19 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 January 2024 the board of directors resolved to exercise the authorization under article 4f hereof to issue 37,380 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 137.10 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 February 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 31,040 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 119.51 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 March 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 5,631 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 145.63 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 April 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 36,760 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 137.41 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 May 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 36,390 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 161.52 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 June 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 24,930 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 172.35 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 July 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 25,020 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 168.17 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 August 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 28,480 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 195.98 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 September 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 33,890 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 202.91 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 October 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 31,710 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 208.71 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 November 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 41,220 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 201.16 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 December 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 27,820 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 196.63 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 January 2026 the board of directors resolved to exercise the authorization under article 4f hereof to issue 42,030 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 215.05 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 February 2026 the board of directors resolved to exercise the authorization under article 4f hereof to issue 16,570 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 224.19 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 March 2026 the board of directors resolved to exercise the authorization under article 4f hereof to issue 22,480 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 240.52 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 April 2026 the board of directors resolved to exercise the authorization under article 4f hereof to issue 23,150 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 249.84 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 May 2026 the board of directors resolved to exercise the authorization under article 4f hereof to issue 31,250 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 237.65 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 June 2026 the board of directors resolved to exercise the authorization under article 4f hereof to issue 27,030 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 213.23 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 July 2026 the board of directors resolved to exercise the authorization under article 4f hereof to issue 14,060 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 265.57 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 August 2026 the board of directors resolved to exercise the authorization under article 4f hereof to issue 15,060 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 254.57 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exer-cise day, however no less than DKK 1 per share of nominal DKK 1.

Article 4g

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 28 May 2023 on one or more occasions to issue warrants to members of the Board of Directors, Executive Management and employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 4,000,000 without pre-emptive rights for the Company’s shareholders. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall equal at least to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 28 May 2023, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 4,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 4,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s shareholder register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

On 12 June 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 14,125 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 71.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 July 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 18,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 69.79 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 August 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 70,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 68.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 September 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 123,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 63.77 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 October 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 85,750 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 65.28 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 November 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 76,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 61.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 December 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 1,074,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 62.17 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 January 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 40,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 70.94 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 February 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 14,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 70.20 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 April 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 118,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 119.13 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 May 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 37,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 120.28 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 June 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 17,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 118.80 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 July 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 44,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 114.13 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 August 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 50,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 114.96 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 September 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 45,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 105.31 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 October 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 45,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 92.54 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 November 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 31,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 111.24 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 December 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 858,600 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 108.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 January 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 116,300 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 138.82 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 February 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 15,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 142,76 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 March 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 58,900 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 127.61 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 May 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 58,300 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 137.78 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

This authorisation to issue warrants shall be considered as fully exhausted with the consequence that the Board of Directors cannot issue any new warrants per section 4g with effect from 29 May 2020. For clarity, any warrants issued per this section 4g shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

Article 4h

The board of directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 27 May 2030 on one or more occasions to issue warrants to new members of the board of directors of the company or its subsidiaries entitling the cumulative holders to subscribe shares for a total of up to nominal value of DKK 100,000 without pre-emptive rights for the company’s shareholders. The exercise price for the warrants shall be determined by the board of directors in consultation with the company’s advisors and shall at least be equal to the market price of the shares at the time of issuance. The warrants issued pursuant to this authorisation shall be governed by the terms and conditions set out in appendix 1a to articles of association. The board of directors shall determine the distribution of warrants, provided that this authorisation may only be exercised in connection with grants to new members of the board of directors in connection with their first election (i.e. not in connection with re-election for another term) and no single board member shall receive more than 10,000 warrants pursuant to this authorisation.

At the same time, the board of directors is authorized in the period until 27 May 2030, on one or more occasions to increase the company’s share capital by up to a total nominal value of DKK 100,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the board of directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 100,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the Company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the board of directors in connection with the decision to increase the share capital.

On 14 April 2026 the board of directors resolved to exercise the authorization under article 4h hereof to issue 9,160 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 249.84 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

Article 4i

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 27 May 2026 on one or more occasions to issue warrants to members of the Executive Management and employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 2,000,000 without pre-emptive rights for the Company’s shareholders. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall at least be equal to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 27 May 2026, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 2,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 2,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the Company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

On 8 June 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 14,430 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 130.83 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 July 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 107,935 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 124.52 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 August 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 14,230 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 125.25 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 September 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 28,670 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 153.54 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 October 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 15,880 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 168.74 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 November 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 14,220 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 158.75 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 December 2021 the board of directors resolved to exercise the authorization under article 4i hereof to issue 1,065,314 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 139.65 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 December 2021 the board of directors resolved to exercise the authorization under article 4i hereof to issue 19.770 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 136.64 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 January 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 22,860 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 118.88 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 February 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 17,740 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 123.44 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 March 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 26,350 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 105.77 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 April 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 37,265 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 108.84 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 May 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 36,790 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 82.64 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 June 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 29,810 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 81.24 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 July 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 12,780 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 90.06 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 August 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 23,165 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 93.15 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 September 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 33,270 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 102.70 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 October 2022 the board of directors resolved to exercise the authorization under article hereof to issue 30,042 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 110.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 November 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 24,490 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 123.91 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 December 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 44,210 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 122.81 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 January 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 47,365 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 112.61 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 February 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 36,480 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 111.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 March 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 29,740 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 109.36 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 April 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 52,210 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 80.18 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 May 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 31,250 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 97.20 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 June 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 77,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 92.93 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 July 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 24,220 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 87.98 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 August 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 12,410 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 94.09 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 September 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 22,430 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 102.56 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 October 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 24,910 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 93.61 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 November 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 12,170 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 94.70 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 December 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 10,594 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 110.19 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

This authorisation to issue warrants is as of 12 December 2023 fully exhausted with the consequence that the Board of Directors cannot issue any new warrants under article 4i with effect from 12 December 2023. For clarity, any warrants issued per this article 4i shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

Article 4j

The board of directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 29 May 2029 on one or more occasions to issue warrants to members of the executive management and employees, advisors and consultants of the company or its subsidiary, entitling the holder to subscribe shares for a total of up to nominal value of DKK 1,000,000 without pre-emptive rights for the company’s shareholders. The exercise price for the warrants shall be determined by the board of directors in consultation with the company’s advisors and shall at least be equal to the market price of the shares at the time of issuance. The board of directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the board of directors is authorized in the period until 29 May 2029, on one or more occasions to increase the company’s share capital by up to a total nominal value of DKK 1,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the board of directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 1,000,000. The board of directors is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which is determined by the board of directors in connection with the decision to increase the share capital.

Article 5

The company’s shares shall be issued in the name of the holder and shall be registered in the name of the holder in the company’s register of shareholders. No share certificates are issued.

The company’s register of owners shall be kept and maintained by Computershare A/S (Company registration CVR no. 27088899).

The company’s shares are non-negotiable instruments.

No shareholder shall be obligated to have his shares redeemed in whole or in part by the company or others.

Article 6

The company’s shareholders are entitled to vote their shares differently. Any shareholder shall be entitled to attend in person or be represented by proxy, and both the shareholder and the proxy holder may meet with an advisor. A shareholder may vote by proxy.

The shares can be cancelled out of court in conformity with the legislation applying to non-negotiable securities, in force at any time.

General Meetings

Article 7

General meetings of the company shall be held in Copenhagen municipality or in the Greater Copenhagen area. The language of the company group is English and general meetings are conducted in English.

General meetings shall be convened with a notice of a minimum 2 weeks and a maximum of 4 weeks by publication in the Danish Business Authority’s computerised information system and on the company’s website. A convening notice shall, furthermore, be forwarded in writing to all shareholders recorded in the register of owners who have requested such notification. The convening notice shall contain the agenda for the general meeting. If the agenda contains proposals, the adoption of which require a qualified majority, the convening notice shall contain a specification of such proposals and their material contents.

The annual general meeting shall be held within 5 months after the expiry of the accounting year.

Proposals from shareholders shall in order to be considered at the annual general meeting be filed in writing with the board of directors at the latest 6 weeks before the annual general meeting. If a motion is filed later than 6 weeks before the general meeting the board of directors decides whether the motion was filed in such timely fashion that the motion can be included on the agenda.

Extraordinary general meetings shall be held according to resolutions by the general meeting or the board of directors or upon written request to the board of directors from one of the elected auditors and if a request is presented by shareholders representing in aggregate at least 1/20 of the share capital. A request from shareholders representing at least 1/20 of the share capital shall specify the proposal to be considered by the general meeting. The general meeting shall in this case be convened within 2 weeks from the date the proposal has been presented to the board of directors.

The agenda and the complete proposals, and in for annual general meetings also the annual report, shall be made available for review by the company’s shareholders at the latest two weeks prior to the general meeting.

Article 8

The agenda of the ordinary general meeting shall include:

1.	The board of directors’ report on the company’s activities during the past year

2.	Presentation of annual report with auditor’s report for adoption

3.	Resolution on application of profits or covering of losses as per the adopted annual report

4.	Election of board members

5.	Election of auditor

6.	Any motions from the board of directors or shareholders

7.	Miscellaneous

Article 9

At general meetings, each share of DKK 1 shall carry one vote.

The matters discussed at general meetings shall be adopted by a simple majority of votes unless the law or the company’s articles otherwise provide.

In case of equality of votes the motion shall be deemed annulled.

A shareholder’s right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder owns on the registration date. The registration date shall be one week before the general meeting is held. The shares which the individual shareholder owns are calculated on the registration date on the basis of the registration of ownership in the Register of Owners as well as notifications concerning ownership which the company has received with a view to update the ownership in the Register of Owners.

In addition, any shareholder who is entitled to attend a general meeting and who wishes to attend must have requested an admission card from the Company no later than 3 days in advance of the General Meeting.

Board of Directors:

Article 10

The company shall be governed by the board of directors, consisting of no less than 3 and no more than 10 board members, elected by the shareholders at the general meeting. The members of the board of directors are elected for a term expiring at the first coming annual general meeting following their election.

Any board member shall retire from the board at the ordinary general meeting following immediately after such member attaining the age of 75.

The board of directors shall elect their chairman from their own number.

The board of directors shall adopt its own Rules of Procedure and ensure that the company con-ducts its activities in conformity with the articles of association and the legislation in force at any time.

The chairman shall convene board meetings whenever he finds it necessary, or when any board member or member of management so requests.

Management:

Article 11

The board of directors shall employ a management consisting of 1-5 members to attend to the day-to-day management of the company, and the board shall determine the terms and conditions of the employment. The management shall perform their duties in accordance with the guidelines and directions issued by the board of directors.

Binding Powers:

Article 12

The company shall be bound by the chairman of the board of directors and one member of the executive management jointly, by two members of the executive management jointly, or by all members of the board of directors jointly.

The board of directors may issue individual or joint powers of procuration.

Audit:

Article 13

One state-authorised public accountant, elected by the general meeting for one year at a time, shall audit the company’s annual reports.

Accounting Year/Annual Report:

Article 14

The company’s accounting year shall be the calendar year.

The company’s annual report shall present a true and fair view of the company’s assets and liabilities, its financial position and results.

The company’s annual report and interim reports shall be presented in English language.

Electronic Communication:

Article 15

The company may make use of electronic document exchange and electronic mail (electronic communication) in its communications with shareholders cf. section 92 of the Danish Companies Act. The company may at any time elect to communicate by ordinary mail but is not obligated to do so.

All announcements and documents that pursuant to the company’s articles of association, the Danish Companies Act as well as stock exchange legislation and regulations must be exchanged between the company and the shareholders, including, by example, notices to convene annual or extraordinary general meetings along with agendas and full wordings of proposed resolutions, proxies, interim reports, annual reports, stock exchange announcements, financial calendar and prospectuses, as well as general information from the company to the shareholders may be sent as an attached file by e-mail or by including in an e-mail exact information as to where the document may be downloaded (a link).

The company shall request its name-registered shareholders to forward an electronic address which may be used for electronic notices. It is the responsibility of the individual shareholder to ensure that the company is informed of the correct address.

Information about system requirements and about the procedure for electronic communications can be found on the company’s website www.ascendispharma.com.

—-oo0oo—-

Most recently updated as per 11 August 2026

All references to “ADS” and “American Depositary Shares” in appendices 1 and 1a to the articles of association have as of 11 August 2026 been replaced with “shares”, as the company’s shares are no longer listed through ADSs but are instead listed directly. Accordingly, no deposit and/or conversion into ADSs takes place upon exercise of warrants.

Appendix 1 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to options, also referred to as warrants which are granted to employees, consultants and board members according to the authorisation:

1.	GENERAL

1.1

Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants and board members of Ascendis Pharma and its subsidiaries (hereinafter collectively referred to as “Owners”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3 and 4 terms for vesting and exercise of warrants are described as being dependent upon employment or service with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Owner is employed or provides services to.

1.2

A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, determined by the Board of Directors at the time of issue shall correspond to the closing price of Ascendis Pharma’s shares as quoted on NASDAQ on the day of issuance by the Board of Directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the exercise price determined by the Board of Directors at the date of issuance.

1.3

Warrants will be offered to employees, consultants and board members of Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management and the Remuneration Committee of Ascendis Pharma. The number of warrants offered to each Owner shall be based on an individual evaluation of the Owner’s duties.

Warrants are not granted due to work already performed by the Owners, but are granted in order to motivate the Owners, as described below, during the years following the date of issue of warrants. Thus, the warrants are issued and granted in order to increase and motivate the Owners’ focus on a positive development of the market price of the ordinary shares of Ascendis Pharma and to motivate the Owners to work for a future value increase in Ascendis Pharma and its subsidiaries.

2.	GRANT OF WARRANTS

2.1	Owners who wish to receive the offered warrants shall sign a warrant certificate with this Appendix 1 attached.

2.2	Warrants are issued and granted to the Owner free of charge.

3.	VESTING

3.1

In relation to employees and consultants, the Owner earns the right to keep and exercise the warrants (i.e., such warrants shall vest) with respect to 1/48th of the ordinary shares covered by the warrants on each monthly anniversary of the date of grant of the warrants covered by this Appendix 1, subject to clause 3.3 below. In relation to board members, the Owner earns the right to keep and exercise the warrants with respect to 1/48th of the ordinary shares covered by the warrants on each monthly anniversary of the date of the initial grant after joining the Board of Directors and with respect to 1/24th of the ordinary shares covered by the warrants on each monthly anniversary of the date of grant for any subsequent grant of warrants.

3.2	If the stipulated fraction vesting on a given vesting date does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.3	Warrants shall only vest to the extent the Owner is employed by Ascendis Pharma, cf. however clause 3.4 to 3.9 below.

3.4

In the event that the Owner terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Owner has given Ascendis Pharma good reason* to do so (provided that, in the case that the Owner is covered by the Danish Act No. 309 of May 5th, 2004 regarding the use of stock options etc. in employment relationships, Ascendis Pharma shall only be deemed to have terminated the Owner’s employment with good reason to the extent the termination is made due to the Owner’s breach of his/her employment relationship), then the vesting of the Owner’s warrants shall cease from the time the employment is terminated, meaning from the first day when the Owner is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Owner has actually ceased to perform his/her duties at an earlier date. In addition hereto the Owner’s eligibility, if any, to receive warrants granted after termination of the employment shall cease.

3.5

In the event that the Owner terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Owner has not given Ascendis Pharma good reason to do so (provided that, in the case that the Owner is covered by the Danish Act No. 309 of May 5th, 2004 regarding the use of stock options etc. in employment relationships, Ascendis Pharma shall only be deemed to have terminated the Owner’s employment with good reason to the extent the termination is made due to the Owner’s breach of his/her employment relationship), then warrants shall continue to vest as if the Owner was still employed by Ascendis Pharma.

3.6	Should the Owner materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Owner is dismissed due to the material breach.

3.7	In relation to board members, the vesting shall cease on the termination date of the board membership regardless of the reason therefor, unless otherwise determined by the Board of Directors.

3.8	In relation to consultants, the vesting shall cease on the termination date of the consultancy relationship.

3.9

If the Owner takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	EXERCISE

4.1

Warrants may be exercised during in four exercise periods each year. Each exercise period begins 2 full trading days after the publication of the public release of earnings data of a fiscal quarter of Ascendis Pharma and runs until the end of the second to last trading day in which quarter the relevant earnings release is published.

4.2

The Owner’s exercise of warrants is in principle conditional upon the Owner’s status as an employee, consultant or board member of Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment/consultancy relationship or board membership the following shall apply:

a)

In the event that Ascendis Pharma terminates the employment/consultancy relationship or board membership and the Owner has given Ascendis Pharma good reason to do so, the Owner is only entitled to exercise the warrants vested at the time of termination (however, in case that the Owner is covered by the Danish Act No. 309 of May 5th, 2004 regarding the use of stock options etc. in employment relationships, Ascendis Pharma shall only be deemed to have terminated the Owner’s employment with good reason to the extent the termination is made due to the Owner’s breach of his/her employment relationship).

Exercise shall take place during the first coming exercise period after termination of the employment/consultancy relationship or board membership, however the Owner shall always have a minimum of 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Owner shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Owner according to this clause shall become null and void without further notice or compensation or payment of any kind.

b)

In the event that the Owner terminates the employment/consultancy relationship or the board membership, or in the event that Ascendis Pharma terminates the employment/consultancy relationship or board membership and the Owner has not given Ascendis Pharma good reason to do so, the Owner is entitled to exercise the warrants as if the employment/consultancy relationship or board membership continued unchanged. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1. This provision shall apply if the employment relationship is terminated due to retirement.

c)

If the employment/consultancy relationship or board membership is terminated due to the death of the Owner, the estate of the Owner is entitled to exercise the issued warrants whether or not they have been vested at the time of the death as if the employment/consultancy relationship or board membership continued unchanged, on the condition that exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1.

5.	ADJUSTMENT OF WARRANTS

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2

Adjustments upon such a change in Ascendis Pharma’s capital structure shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3

Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to board members, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Owners’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares:

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

and the number of warrants not yet exercised shall be multiplied by the factor:

1

α

where:

A	= the nominal share capital before issue of bonus shares, and

B	= the total nominal value of bonus shares.

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal share capital before the change in capital

B	= nominal change in the share capital

K	= market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T	= subscription price/reduction price in relation to the change in the share capital

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal value of each share after the change, and

B	= nominal value of each share before the change

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

where:

E2	= the adjusted exercise price

E1	= the original exercise price

U	= dividends paid out

Umax = 10 per cent of the equity capital, and

A	= total number of shares in Ascendis Pharma

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Owner may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Owner may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•

New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Owners shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•

The Owner may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Owner shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding clause 5.9 - 5.11:

In case of one of the transactions mentioned above, Ascendis Pharma shall inform the Owner hereof by written notice. Upon receipt of the written notice, the Owner shall have 2 weeks – in cases where the Owner may extraordinarily exercise warrants, see clause 5.9 - 5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Owner has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Owner’s rights in connection with decisions made by any competent company body, see clause 5.9—5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	TRANSFER, PLEDGE AND ENFORCEMENT

6.1

Issued warrants shall not be subject to charging orders, transfers of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Owner’s warrants may, however, be transferred to the Owner’s spouse/cohabitant and/or issue in the event of the Owner’s death.

7.	SUBSCRIPTION FOR NEW SHARES BY EXERCISE OF WARRANTS

7.1	The Warrants will lapse automatically, without prior notice and without compensation of any kind on the tenth (10th) anniversary of the date of grant.

7.2

Subscription for new shares by exercise of issued warrants must be made through submission by the Owner no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution concurrent with the delivery of the exercise notice and by the last day of the relevant exercise period.

7.3

If the limitation period set forth in clause 7.2 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 CET of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Owner shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.	THE RIGHTS OF NEW ORDINARY SHARES

8.1

New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the Owner and shall be registered in the name of the Owner in Ascendis Pharma’s register of owners;

•

That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

8.2

Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to be DKK 50,000.

9.	OTHER PROVISIONS

9.1

The value attached to the subscription right shall not be included in the Owner’s salary, and any agreement made between the Owner and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Owner’s warrants.

9.2

If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Owner on the basis of the value of warrants, the exercise price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Owner in the form of holiday allowance or the like.

9.3	The fact that Ascendis Pharma offers warrants to Owners shall not in any way obligate Ascendis Pharma to maintain the employment or other service relationship of the Owner.

10.	TAX IMPLICATIONS

10.1	The tax implications connected to the Owner’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

11.	GOVERNING LAW AND VENUE

11.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

11.2	Any disagreement between the Owner and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

11.3

If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

11.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

—-oo0oo—-

Appendix 1a to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to options, also referred to as warrants, which are granted to employees, consultants and board members in Ascendis Pharma A/S and its subsidiaries as of 9 December 2021:

1.	GENERAL

1.1

Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has introduced an incentive scheme for employees, consultants and board members of Ascendis Pharma and its subsidiaries. (hereinafter collectively referred to as “Owners”). The scheme is based on grant of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment.

1.2

A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, determined by the Board of Directors at the time of grant, shall correspond to the closing price of Ascendis Pharma’s shares as quoted on NASDAQ on the day of issuance by the Board of Directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the exercise price determined by the Board of Directors at the date of issuance.

1.3

Warrants will be granted at the discretion of the Board of Directors following recommendation from the management and the Remuneration Committee of Ascendis Pharma. The number of warrants offered to each Owner shall be based on an individual evaluation of the Owner’s duties or other association with Ascendis Pharma and/or its subsidiaries.

Warrants are not granted due to work already performed by the Owners, but are granted in order to motivate the Owners, as described below, during the years following the date of grant of warrants. Thus, the warrants are granted in order to increase and motivate the Owners’ focus on a positive development of the market price of the ordinary shares of Ascendis Pharma and to motivate the Owners to work for a future value increase in Ascendis Pharma and its subsidiaries.

2.	GRANT OF WARRANTS

2.1	Owners who wish to receive the offered warrants shall electronically accept a warrant certificate with this Appendix 1a attached.

2.2	Warrants are granted to the Owner free of charge.

3.	VESTING

3.1

For employees and consultants, 25% of the warrants granted shall vest one year after the time of grant, and the remaining 75% of the warrants granted shall vest with 1/36 per month from one year after the time of grant, subject to clause 3.4 below. As regards warrants which board members are granted in connection with appointment, 25% of the warrants granted shall vest one year after the time of the grant (the initial grant after the board member’s accession), and the remaining 75% of the warrants granted shall vest with 1/36 per month from one year after the time of the grant, subject to clause 3.5 below. Regarding any subsequent grants of warrants to board members (“Subsequent Warrants”) 50 % of the Subsequent Warrants shall vest one year after the time of such subsequent grant and the remaining 50 % of the Subsequent Warrants shall vest with 1/12 per month from one year after the time of such subsequent grant, subject to clause 3.5 below.

3.2	As regards accelerated vesting of warrants in connection with liquidation, merger, demerger, sale or delisting of Ascendis Pharma reference is made to clauses 5.9, 5.10, 5.11 and 5.12 below.

3.3	If the stipulated fraction vesting on a given vesting date does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.4

For employees, the warrants shall only vest while the employee remains an employee of Ascendis Pharma or its subsidiaries, cf. however clause 3.8. Employment shall mean that the employee is still entitled to receive a salary from Ascendis Pharma or its subsidiaries on the vesting date.

3.5	In relation to board members, the vesting shall cease on the day when the board member resigns from his duties as a board member regardless of the reason therefore.

3.6	In relation to consultants, the vesting shall cease on the termination date of the consultancy relationship.

3.7

If the Owner takes leave – other than maternity or paternity leave – and the leave exceeds 60 days, the dates when the warrants vest shall be postponed by a period corresponding to the duration of the leave.

3.8	The Board of Directors may at its sole discretion and on an individual basis decide to deviate from the vesting principles in clause 3.1 and/or the vesting conditions in clause 3.4– 3.7.

4.	EXERCISE

4.1

Only vested warrants can be exercised. Warrants may be exercised during four exercise periods each year. Each exercise period begins two full trading days after the public release of the earnings report of a fiscal quarter of Ascendis Pharma and runs until the end of the second to last trading day in which quarter the relevant earnings report is published.

4.2

The Owner’s exercise of warrants is not dependent on whether the Owner’s status as an employee, consultant or board member of Ascendis Pharma or its subsidiaries, as applicable, has ceased at the time when warrants are exercised.

4.3

In the event of termination of the employment/consultancy relationship or board membership as a result of Ascendis Pharma’s justified dismissal of the Owner, the Owner shall however, only be entitled to exercise vested warrants in the first coming exercise period after termination of the employment/consultancy relationship or board membership (“First Coming Exercise Period”). To the extent that the First Coming Exercise Period commences within 3 months from the day of termination, the Owner shall be entitled to exercise vested warrants in the exercise period following the First Coming Exercise Period. All vested warrants not exercised by the Owner according to this clause shall become null and void without further notice or compensation or payment of any kind.

4.4

If the employment/consultancy relationship or board membership is terminated due to the death of the Owner, the estate of the Owner is entitled to exercise the granted warrants whether or not they have vested at the time of the death as if the employment/consultancy relationship or board membership continued unchanged, on the condition that exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1.

5.	ADJUSTMENT OF WARRANTS

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to warrants shall require an adjustment of the warrants in accordance with this clause 5.

5.2

Adjustments upon such a change in Ascendis Pharma’s capital structure shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3

Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to board members, advisors and consultants) as well as future exercise of such options and/or warrants. The same applies in relation to Ascendis Pharma’s issue of other instruments convertible or exchangeable into or otherwise conferring a right to receive shares provided that such instruments were convertible and/or exchangeable at market price at the time of issuance of such instruments. Warrants shall, furthermore, not be adjusted as a result of a capital increase following warrantholders’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares:

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

and the number of warrants not yet exercised shall be multiplied by the factor:

1

α

where:

A	= the nominal share capital before issue of bonus shares, and

B	= the total nominal value of bonus shares.

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (not including market-based discounts in connection with directed offerings) (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal share capital before the change in capital

B	= nominal change in the share capital

K	= market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T	= subscription price/reduction price in relation to the change in the share capital

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A	= nominal value of each share after the change, and

B	= nominal value of each share before the change

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

where:

E2	= the adjusted exercise price

E1	= the original exercise price

U	= dividends paid out

Umax	= 10 per cent of the equity capital, and

A	= total number of shares in Ascendis Pharma

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Liquidation:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Owner may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the surviving company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the non-surviving company or is demerged, the Board of Directors may choose one of the following possibilities:

•	The Owner may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the merger/demerger, or

•

new share instruments in the surviving company/companies of a corresponding financial pre-tax value shall replace the warrants. On a demerger the surviving companies may decide in which company/companies the Owners shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

a)

The Owner may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Owner shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

b)	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the granted warrants.

5.12	Delisting:

In case of delisting of Ascendis Pharma the Board of Directors may in its sole discretion decide that vesting is accelerated for all not fully vested warrants to a date immediately prior to the delisting.

5.13	Common provisions regarding clause 5.9—5.12:

In case of one of the transactions mentioned above, Ascendis Pharma shall inform the Owner hereof by written notice. Upon receipt of the written notice, the Owner shall have 2 weeks – in cases where the Owner may extraordinarily exercise warrants, see clause 5.9—5.12 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Owner has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Owner’s rights in connection with decisions made by any competent company body, see clause 5.9—5.12, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	TRANSFER, PLEDGE AND ENFORCEMENT

6.1

Granted warrants shall not be subject to charging orders, transfers of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Owner’s warrants may, however, be transferred to the Owner’s spouse/cohabitant and/or heir of the body in the event of the Owner’s death.

7.	SUBSCRIPTION FOR NEW SHARES BY EXERCISE OF WARRANTS

7.1	The Warrants will lapse automatically, without prior notice and without compensation of any kind on the tenth (10th) anniversary of the date of grant.

7.2

Subscription for new shares by exercise of granted warrants must be made through submission by the Owner no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution concurrent with the delivery of the exercise notice and by the last day of the relevant exercise period.

7.3

If the limitation period set forth in clause 7.2 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 CET of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Owner shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.	THE RIGHTS OF NEW ORDINARY SHARES

8.1

New shares subscribed for by exercise of granted warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

a)	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

b)	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

c)	That the face value of each share shall be DKK 1 or multiples hereof;

d)	That the shares shall be non-negotiable instruments issued in the name of the Owner and shall be registered in the name of the Owner in Ascendis Pharma’s register of owners;

e)

That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

8.2

Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with grant of warrants and the related capital increase are estimated to be DKK 50,000.

9.	OTHER PROVISIONS

9.1

The value of warrants will not form part of the calculation of holiday allowances, pension contributions or other contributions or payments, which are based on the Owner’s renumeration from Ascendis Pharma or its subsidiaries.

9.2

If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Owner on the basis of the value of warrants, the exercise price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Owner in the form of holiday allowance or the like.

9.3	The fact that Ascendis Pharma offers warrants to Owners shall not in any way obligate Ascendis Pharma to maintain the employment or other service relationship of the Owner.

10.	TAX IMPLICATIONS

10.1	The tax implications connected to the Owner’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

11.	GOVERNING LAW AND VENUE

11.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

11.2	Any disagreement between the Owner and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

11.3

If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

11.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

—-oo0oo—-

Appendix 2 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to warrants which are granted to employees, consultants, advisors and board members according to the authorisation:

1.	GENERAL

1.1

Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants, advisors and board members in Ascendis Pharma and its subsidiaries (hereinafter collectively referred to as “Warrantholders”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3.4 – 3.7 and clause 4.5 - 4.6 terms for vesting etc. are described as being dependant upon employment/affiliation with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Warrantholders is employed/affiliated.

1.2

A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, which shall correspond to the market price at the date of issuance, shall be determined by the board of directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the subscription price determined by the board of directors at the date of issuance.

1.3

Warrants will be offered to employees, consultants, advisors and board members in Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management of Ascendis Pharma A/S. The number of warrants offered to each individual shall be based on an individual evaluation of the Warrantholder’s duties. It shall appear from the individual Warrantholder’s warrant certificate how many warrants have been granted to the Warrantholder and what the exercise price for the warrant is.

2.	GRANTING/SUBSCRIPTION OF WARRANTS

2.1

Warrantholders who wish to subscribe the offered warrants shall sign a Warrant Certificate with this Appendix 2 attached and, to the extent required by the Board of Directors, a Shareholders Agreement regulating the relationship between the Warrantholders and Ascendis Pharma’s other shareholders.

2.2	The granting of warrants shall not be subject to payment from the Warrantholders.

2.3	Ascendis Pharma shall keep records of granted warrants and update the records at suitable intervals.

3.	VESTING

3.1

The warrants shall be vested with 1/48 per month from the date of grant of the warrants covered by this Appendix 2. The board may have determined a different vesting period in its decision to issue warrants.

3.2

If Ascendis Pharma before 1/1 2014 merges as the terminating company or is split, cf. clause 5.10 or if more than 50 per cent of the share capital in Ascendis Pharma no later than 1/1 2014 is sold or is part of a share swap, cf. clause 5.11 (defined as an “Exit-event”), then 50% of the warrants not already vested on the time of the Exit-event shall vest at the time of the Exit-event.

If the Exit-event occurs on or after 1/1 2014, then all warrants not vested at the time of the Exit-event shall be deemed 100% for vested at the time of the Exit-event.

3.3	If the stipulated fraction does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.4	Warrants shall only be vested to the extent the Warrantholder is employed by Ascendis Pharma, cf. however clause 3.5 to 3.7 below.

3.5

In the event that the Warrantholder terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, and in the event that Ascendis Pharma terminates the employment contract and the Warrantholder has given Ascendis Pharma good reason to do so, then the vesting of warrants shall cease from the time the employment is terminated, meaning from the first day when the Warrantholder is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Warrantholder has actually ceased to perform his/her duties at an earlier date. In addition hereto the Warrantholder’s right, if any, to receive warrants granted after termination of the employment shall cease.

3.6

In the event that the Warrantholder terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder having not given Ascendis Pharma good reason to due so, then warrants shall continue to vest as if the Warrantholder was still employed by Ascendis Pharma.

3.7	Should the Warrantholder materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Warrantholder is dismissed due to the material breach.

3.8

Warrants issued to consultants, advisors and board members only vest to the extent that the consultant, advisor or board member acts on behalf of Ascendis Pharma as a consultant, advisor or board member.

3.9

If the Warrantholder takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	EXERCISE

4.1

When a warrant has been vested, it may be exercised during the exercise periods. Vested warrants may be exercised in two annual exercise periods that run for 21 days from and including the day after the publication of (i) the annual report notification—or if such notification is not published—the annual report and (ii) our interim report (six-month report). The last exercise period is 21 days from and including the day after the publication of Ascendis Pharmas interim report for the first half of 2023.

Warrants granted on 26 November 2014 may be exercised in four annual exercise periods that run for 21 days from and including the day after publication of (i) the interim report (three-month report); (ii) the annual report notification—or if such notification is not published—the annual report; (iii) the interim report (six-month report); and (iv) our interim report (nine-month report). For these warrants the last exercise period is 21 days following the publication of our interim report (nine-month report) in 2023.

All warrants issued may, additionally, be exercised in an extraordinary exercise period which commences upon Ascendis Pharma’s announcement of its financial interim report for the first quarter of 2015 and which expires 21 days thereafter. In the event that Ascendis Pharma is not obligated to and does in fact not announce a financial interim report for the first quarter of 2015 the exercise period shall lapse.

4.2	If the last day of an exercise period is Saturday or Sunday, the exercise period shall also include the first weekday following the stipulated period.

4.3

When warrants have been vested, the Warrantholder shall be free to choose, which exercise period to apply for the vested warrants, cf. however, clause 4.5 below regarding material breach. It is, however, a condition for exercise that the Warrantholder in a given exercise period exercises warrants, which give a right to subscribe minimum nominal DKK 100 shares.

4.4	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without further notice or compensation or payment of any kind to the Warrantholder.

4.5

The Warrantholder’s exercise of warrants is in principle conditional upon the Warrantholder being employed in Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment the following shall apply:

a)

In the event that Ascendis Pharma terminates the employment contract and the Warrantholder having given Ascendis Pharma good reason to do so, the Warrantholder is only entitled to exercise the warrants vested at the time of termination. Exercise shall take place during the first coming exercise period after termination of the employment, however the Warrantholder shall always have minimum 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Warrantholder shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Warrantholder according to this clause shall become null and void without further notice or compensation or payment of any kind.

b)

In the event that the Warrantholder terminate the employment, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder have not given Ascendis Pharma good reason to do so, the Warrantholder is entitled to exercise the warrants as if the Warrantholder were still employed with Ascendis Pharma. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1 – 4.5. This provision shall apply if the employment contract is terminated due to retirement.

c)

If the employment is terminated as a consequence of summary dismissal of the Warrantholder on grounds of material breach, all warrants not exercised at that time shall become null and void without notice or compensation. If the material breach is committed prior to the dismissal the vesting and the right to exercise warrants shall be deemed to have ceased at the time of the material breach. The Warrantholder shall in this case, after demand from Ascendis Pharma, be obligated to sell to Ascendis Pharma shares which have been subscribed though exercise of warrants, after the date of the material breach. The shares shall be sold at a price corresponding to the subscription price paid by the Warrantholder.

d)

If the employment is terminated due to the death of the Warrantholder all warrants not exercised by the Warrantholder shall become null and void. However, the Ascendis Pharma Board of Directors may grant an exemption from this provision to enable the estate of the Warrantholder to exercise the issued warrants whether they have been vested at the time of the death or not on the condition that exercise be effected during the first exercise period commencing after the death.

4.6

If the Warrantholder is a consultant, advisor or board member the exercise of warrants is in principle conditional upon the Warrantholder being connected to Ascendis Pharma in this capacity at the time when warrants are exercised. In case that the consultant’s, advisor’s or board member’s relationship with Ascendis Pharma should cease without this being attributable to the Warrantholder’s actions or omissions the Warrantholder shall be entitled to exercise vested warrants in the exercise periods set forth in clause 4.1 above.

4.7

Ascendis Pharma’s board of directors is in the event of a listing of the company’s shares on a stock exchange entitled at its discretion to change the exercise periods in order to coordinate these with applicable rules for insider trading. Unless the Board of Directors resolves otherwise the exercise periods shall in the event of a listing be changed to two 21 day periods after respectively the annual report notification and the interim report (six months) and for warrants issued in November 2014 to up to four 21 day periods immediately following the annual report notification and the interim report (six months) and the quarterly reports.

5.	ADJUSTMENT OF WARRANTS

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2

Adjustments shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3

Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to Directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Warrantholders’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares:

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

and the number of warrants not yet exercised shall be multiplied by the factor:

1

α

where:

A	= the nominal share capital before issue of bonus shares, and
B	= the total nominal value of bonus shares.

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal share capital before the change in capital
B	= nominal change in the share capital
K	= market price / closing price of the share on the day prior to the announcement of the change in the share capital, and
T	= subscription price/reduction price in relation to the change in the share capital

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal value of each share after the change, and
B	= nominal value of each share before the change

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

where:

E2	= the adjusted exercise price
E1	= the original exercise price
U	= dividends paid out
Umax	= 10 per cent of the equity capital, and
A	= total number of shares in Ascendis Pharma

If the adjusted exercise price does not amount to a whole number, it shall be rounded down to the nearest whole number.

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•

New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Warrantholders shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•

The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding 5.9-5.11:

If one of the transactions mentioned above is made, Ascendis Pharma shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall have 2 weeks – in cases where the Warrantholder may extraordinarily exercise warrants, see 5.9-5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Warrantholder has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Warrantholder’s rights in connection with decisions made by any competent company body, see clause 5.9-5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	STOCK EXCHANGE LISTING

[intentionally left blank]

7.	TRANSFER, PLEDGE AND ENFORCEMENT

7.1

Issued warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or issue in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the at any time applicable shareholders’ agreement.

8.	SUBSCRIPTION FOR NEW SHARES BY EXERCISE OF WARRANTS

8.1

Subscription for new shares by exercise of issued warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution, by the last day of the relevant exercise period.

8.2

If the limitation period set forth in clause 8.1 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.3	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without notice or compensation.

8.4	When the capital increase caused by exercise of warrants has been registered with the Danish Business Authority, the Warrantholder shall receive proof of his shareholding in Ascendis Pharma.

9.	THE RIGHTS OF NEW ORDINARY SHARES

9.1

New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the holder and shall be registered in the name of the holder in Ascendis Pharma’s register of owners;

•

That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

9.2

Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to DKK 50,000.

10.	SALE OF SHARES

[Intentionally left blank]

11.	OTHER PROVISONS

11.1

The value attached to the subscription right shall not be included in the Warrantholder’s salary, and any agreement made between the Warrantholder and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Warrantholder’s warrants.

11.2

If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Warrantholder on the basis of the value of warrants, the subscription price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Warrantholder in the form of holiday allowance or the like.

11.3	The fact that Ascendis Pharma offers warrants to Warrantholders shall not in any way obligate Ascendis Pharma to maintain the employment.

12.	TAX IMPLICATIONS

12.1	The tax implications connected to the Warrantholder’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

13.	GOVERNING LAW AND VENUE

13.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

13.2	Any disagreement between the Warrantholder and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

13.3

If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

13.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

—-oo0oo—-

Appendix 3 to the Articles of Association of Ascendis Pharma A/S

The general meeting has, and the company’s board of directors has, in accordance with authorization granted by the company’s shareholders granted warrants as set forth below and has on the grant date also resolved the capital increase(s) of the company’s share capital related to the exercise of the warrants granted.

Each warrant confers the right to subscribe one share of DKK 1 nom. value in the company against cash payment of the exercise price per share of DKK 1 nom. value subscribed.

All numbers are shown (where relevant) adjusted following the bonus share issuance on 13 January 2015 in the ratio of 1:3.

WARRANTS SUBJECT TO ARTICLE 4C

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
26. november 2014	566.504	USD 32,45	2	0	534.150	32.354
Total	566.504				534.150	32.354

Hereinafter, the authorization under article 4c is fully exhausted.

All 566,504 warrants under article 4c have been exercised, have been annulled or have lapsed as of 16 November 2023.

WARRANTS SUBJECT TO ARTICLES 4A, 4F, 4G, 4H AND 4I

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
10. September 2008	623.880	€ 2,6483/DKK 19,7491	N/A	0	621.880	2.000
19. March 2009	331.020	€2,6483 /DKK 19,7332	N/A	0	331.020
9. December 2009	170.908	€ 2,6483 DKK 19,7072	N/A	332	170.576
13. December 2011	58.000	€ 7,9962/DKK 59,4644	N/A	1.832	56.000	168
8. October 2012	66.000	€ 7,9962/DKK 59,6267	N/A	0	66.000
3. December 2012	690.604	€ 7,9962/DKK 59,6531	2	0	681.608	8.996
19. March 2013	28.400	€ 7,9962/DKK 59,6507	2	0	28.400
27. June 2013	87.488	€ 7,9962/DKK 59,6459	2	0	87.488
24. September 2013	56.000	€ 7,9962/DKK 59,6283	2	17.416	35.709	2.875
5. December 2013	12.000	€ 7,9962/DKK 59,6483	2	0	12.000
16. January 2014	132.592	€ 7,9962/DKK 59,6675	2	0	56.413	76.179
6. March 2014	28.000	€ 7,9962/DKK 59,6731	2	0	28.000
19. June 2014	168.008	€ 7,9962/DKK 59,6227	2	0	168.008
18. December 2015	1.022.908	USD 16,99	1	0	967.414	55.494
15. March 2016	178.500	USD 18,14	1	0	176.000	2.500
10. May 2016	42.500	USD 15,68	1	0	42.500
9. June 2016	58.000	USD 13,59	1	0	56.500	1.500
12. July 2016	2.500	USD 12,97	1	0	2.500
9. August 2016	129.000	USD 14,50	1	0	129.000
8. November 2016	9.000	USD 19,34	1	0	8.895	105

WARRANTS SUBJECT TO ARTICLES 4A, 4F, 4G, 4H AND 4I

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
14. December 2016	783.000	USD 20,67	1	0	727.401	52.225
10. January 2017	16.000	USD 20,72	1	0	13.937	1.063
14. February 2017	5.000	USD 26,01	1	0	4.790
14. March 2017	27.000	USD 28,54	1	0	26.166	834
11. April 2017	36.000	USD 27,48	1	0	18.035	4.948
9. May 2017	3.000	USD 27,65	1	0	2.500
13. June 2017	40.500	USD 22,76	1	0	40.500
11. July 2017	2.500	USD 27,99	1	0	2.500
8. August 2017	6.500	USD 27,81	1	0	6.500	0
12. September 2017	89.000	USD 29,45	1	0	72.750	0
10. October 2017	9.000	USD 36,14	1	0	6.500	0
14. November 2017	4.000	USD 35,50	1	0	1.000	0
12. December 2017	957.500	USD 37,18	1	0	562.919	56.821
9. January 2018	14.000	USD 46,00	1	0	13.500	0
13. February 2018	25.000	USD 51,37	1	0	20.817	2.804
13. March 2018	8.000	USD 66,96	1	0	4.500	0
10. April 2018	117.000	USD 62,15	1	0	91.602	23.180
8. May 2018	11.500	USD 62,80	1	0	8.500	0
12. June 2018	14.125	USD 71,00	1	0	12.003	720
10. July 2018	18.500	USD 69,79	1	0	10.476	3.866
14. August 2018	70.000	USD 68,00	1	0	45.161	10.418
11. September 2018	123.000	USD 63,77	1	0	98.656	938
9. October 2018	85.750	USD 65,28	1	0	44.134	10.471
13. November 2018	76.000	USD 61,00	1	0	22.415	14.377
11. December 2018	1.074.500	USD 62,17	1	0	430.984	53.406
8. January 2019	40.000	USD 70,94	1	0	27.071	3.700
12. February 2019	14.500	USD 70,20	1	0	8.908	3.022

WARRANTS SUBJECT TO ARTICLES 4A, 4F, 4G, 4H AND 4I

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
9. April 2019	118.000	USD 119,13	1	0	98.520	4.637
14. May 2019	37.000	USD 120,28	1	0	19.186	7.212
11. June 2019	17.000	USD 118,80	1	0	6.500	3.219
9. July 2019	44.000	USD 114,13	1	0	12.500	5.325
13. August 2019	50.000	USD 114,96	1	0	31.453	10.711
10. September 2019	45.000	USD 105,31	1	0	33.364	7.813
8. October 2019	45.000	USD 92,54	1	0	31.339	3.492
12. November 2019	31.500	USD 111,24	1	0	23.647	7.086
10. December 2019	858.600	USD 108,00	1	0	177.377	88.618
14. January 2020	116.300	USD 138,82	1	0	36.822	17.150
11. February 2020	15.000	USD 142,76	1	0	8.706	1.782
10. March 2020	58.900	USD 127,61	1	0	19.717	23.693
12. May 2020	58.300	USD 137,78	1	0	25.558	15.526
9. June 2020	155.100	USD 141,64	1	0	111.736	38.358
14. July 2020	20.700	USD 137,84	1	0	7.000	2.245
11. August 2020	30.900	USD 140,49	1	0	8.350	13.990
8. September 2020	30.600	USD 143,13	1	0	12.307	5.853
13. October 2020	15.000	USD 160,00	1	0	2.168	4.688
10. November 2020	90.700	USD 161,58	1	0	4.316	51.436
8. December 2020	29.100	USD 174,89	1	0	350	12.258
10. December 2020	865.331	USD 176,28	1	0	58.973	123.248
12. January 2021	31.910	USD 173,21	1	0	6.630	6.564
9. February 2021	29.700	USD 154,08	1	0	9.862	8.085
9. March 2021	18.450	USD 145,07	1	0	7.909	4.789
13. April 2021	22.480	USD 124,81	1	0	4.019	9.182
11. May 2021	41.620	USD 133,64	1	0	11.618	6.357
8. June 2021	14.430	USD 130,83	1	0	1.735	2.439
13. July 2021	107.935	USD 124,52	1	0	13.907	2.476
10. August 2021	14.230	USD 125,25	1	0	6.092	4.128

WARRANTS SUBJECT TO ARTICLES 4A, 4F, 4G, 4H AND 4I

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
14. September 2021	28.670	USD 153,54	1	0	5.815	3.414
12. October 2021	15.880	USD 168,74	1	0	3.044	3.049
9. November 2021	14.220	USD 158,75	1	0	2.250	1.659
9. December 2021	1.077.526	USD 139,65	1a	0	141.448	293.908
14. December 2021	28.930	USD 136,64	1a	0	8.676	7.176
11. January 2022	22.860	USD 118,88	1a	0	8.182	4.110
8. February 2022	17.740	USD 123,44	1a	0	6.239	5.222
8. March 2022	26.350	USD 105,77	1a	0	8.776	7.452
12. April 2022	37.265	USD 108,84	1a	0	6.909	15.548
10. May 2022	36.790	USD 82,64	1a	0	12.838	6.003
14. June 2022	29.810	USD 81,24	1a	0	13.453	7.865
12. July 2022	12.780	USD 90,06	1a	0	2.491	4.790
9. August 2022	23.165	USD 93,15	1a	0	6.013	6.836
13. September 2022	51.590	USD 102,70	1a	0	7.585	13.118
11. October 2022	30.042	USD 110,00	1a	0	5.635	10.684
8. November 2022	24.490	USD 123,91	1a	0	2.378	4.899
13. December 2022	44.210	USD 122,81	1a	0	7.762	17.954
10. January 2023	47.365	USD 112,61	1a	0	13.171	14.229
14. February 2023	36.480	USD 111,00	1a	0	8.209	13.133
14. March 2023	29.740	USD 109,36	1a	0	8.789	12.172
11. April 2023	52.210	USD 80,18	1a	0	23.269	11.170
9. May 2023	31.250	USD 97,20	1a	0	4.504	12.001
13. June 2023	77.000	USD 92,93	1a	0	38.839	33.138
11. July 2023	24.220	USD 87,98	1a	0	9.728	4.478
8. August 2023	12.410	USD 94,09	1a	0	4.143	2.070
12. September 2023	22.430	USD 102,56	1a	0	5.456	6.399
10. October 2023	24.910	USD 93,61	1a	0	1.044	11.800
14. November 2023	12.170	USD 94,70	1a	0	300	5.360
12. December 2023	25.090	USD 110,19	1a	0	2.903	2.825
9. January 2024	37.380	USD 137,10	1a	0	6.535	2.058
13. February 2024	14.320	USD 143,35	1a	0	1.989	3.175
12. March 2024	37.680	USD 153,80	1a	0	3.375	8.629
9. April 2024	51.905	USD 153,67	1a	0	8.045	4.373
15. May 2024	38.335	USD 124,04	1a	0	3.318	13.499
11. June 2024	18.235	USD 131,93	1a	0	1.734	4.896
9 July 2024	32.900	USD 136,45	1a	0	0	8.597
13. August 2024	36.805	USD 139,66	1a	0	765	3.669
10. September 2024	97.660	USD 114,76	1a	0	7.191	12.008
8 October 2024	26.280	USD 132,05	1a	0	4.558	3.418
12. November 2024	58.180	USD 127,67	1a	0	7.108	13.799
10. December 2024	54.425	USD 129,67	1a	0	2.520	7.259
14. January 2025	82.103	USD 131,57	1a	0	3.955	3.893
11 February 2025	31.040	USD 119,51	1a	0	4.672	4.231
11. March 2025	35.520	USD 145,63	1a	0	2.219	7.096
8. April 2025	36.760	USD 137,41	1a	0	1.325	12.496
13. May 2025	36.390	USD 161,52	1a	0	267	1.540
10. June 2025	24.930	USD 172,35	1a	0	0	11.300
8. July 2025	25.020	USD 168,17	1a	0	0	4.150
12. August 2025	28.480	USD 195,98	1a	0	0	1.070
9. September 2025	33.890	USD 202,91	1a	0	0	0
14. October 2025	31.710	USD 208,71	1a	0	0	5.820
11. November 2025	41.220	USD 201,16	1a	0	0	3.680
9. December 2025	27.820	USD 196,63	1a	0	0	600
13. January 2026	42.030	USD 215,05	1a	0	0	600
10. February 2026	16.570	USD 224,19	1a	0	0	600
10. March 2026	22.480	USD 240,52	1a	0	0	370
14. April 2026	32.310	USD 249,84	1a	0	0	1.190
12. May 2026	31.250	USD 237,65	1a	0	0	670
9. June 2026	27.030	USD 213,23	1a	0	0	0
14. July 2026	14.060	USD 265,57	1a	0	0	0
11. August 2026	15.060	USD 254,57	1a	0	0	0

TOTAL	13.636.340			19.580	7.271.222	1.572.118

Hereinafter, the authorization under article 4a is fully exhausted.

Hereinafter, the authorization under article 4g is fully exhausted.

Hereinafter, the previous authorization under article 4h is fully exhausted and replaced by a new authorisation.

Hereinafter, the authorization under article 4i is fully exhausted.

Hereinafter, there are in total 4,773,420 outstanding warrants under articles 4a, 4f, 4g, 4h, and 4i.

The warrants granted vest as follows:

DATE OF GRANT	VESTING

3. December 2012	1/48 per month from 3 December 2012 with respect to 665,188 warrants and by 1/48 per month from 1 October 2012 with respect to 25.416 warrants.

19. March 2013	The warrants vest by 1/48 per month from 19 March 2013.

27. June 2013	The warrants vest by 1/48 per month from 27 June 2013.

24. September 2013	The warrants vest by 1/48 per month from 24 September 2013.

5. December 2013	The warrants vest by 1/48 per month from 5 December 2013.

16. January 2014	The warrants vest by 1/48 per month from 16 January 2014.

6. March 2014	The warrants vest by 1/48 per month from 6 March 2014.

19. June 2014	The warrants vest by 1/48 per month from 19 June 2014.

18. December 2015	The warrants vest by 1/48 per month from 18 December 2015.

DATE OF GRANT	VESTING

15. March 2016	The warrants vest by 1/48 per month from 15 March 2016.

10. May 2016	The warrants vest by 1/48 per month from 10 May 2016.

9. June 2016	The warrants vest by 1/48 per month from 9 June 2016.

12. July 2016	The warrants vest by 1/48 per month from 12 July 2016.

9. August 2016	The warrants vest by 1/48 per month from 9 August 2016.

8. November 2016	The warrants vest by 1/48 per month from 8 November 2016.

14. December 2016	90,000 warrants vest by 1/24 per month from 14 December 2016. 693,000 warrants vest by 1/48 per month from 14 December 2016.

10. January 2017	The warrants vest by 1/48 per month from 10 January 2017.

14. February 2017	The warrants vest by 1/48 per month from 14 February 2017.

14. March 2017	The warrants vest by 1/48 per month from 14 March 2017.

11. April 2017	The warrants vest by 1/48 per month from 11 April 2017.

9. May 2017	The warrants vest by 1/48 per month from 9 May 2017.

13. June 2017	The warrants vest by 1/48 per month from 13 June 2017.

11. July 2017	The warrants vest by 1/48 per month from 11 July 2017.

8. August 2017	The warrants vest by 1/48 per month from 8 August 2017.

12. September 2017	The warrants vest by 1/48 per month from 12 September 2017.

10. October 2017	The warrants vest by 1/48 per month from 10 October 2017.

14. November 2017	The warrants vest by 1/48 per month from 14 November 2017.

12. December 2017	90,000 warrants vest by 1/24 per month from 12 December 2017. 867,500 warrants vest by 1/48 per month from 12 December 2017.

9. January 2018	The warrants vest by 1/48 per month from 9 January 2018.

13. February 2018	The warrants vest by 1/48 per month from 13 February 2018.

13. March 2018	The warrants vest by 1/48 per month from 13 March 2018.

10. April 2018	The warrants vest by 1/48 per month from 10 April 2018.

DATE OF GRANT	VESTING

8. May 2018	The warrants vest by 1/48 per month from 8 May 2018.

12. June 2018	The warrants vest by 1/48 per month from 12 June 2018.

10. July 2018	The warrants vest by 1/48 per month from 10 July 2018.

14. August 2018	The warrants vest by 1/48 per month from 14 August 2018.

11. September 2018	The warrants vest by 1/48 per month from 11 September 2018.

9. October 2018	The warrants vest by 1/48 per month from 9 October 2018.

13. November 2018	The warrants vest by 1/48 per month from 13 November 2018.

11. December 2018	52,000 warrants vest by 1/24 per month from 11 December 2018. 1,022,500 warrants vest by 1/48 per month from 11 December 2018.

8. January 2019	The warrants vest by 1/48 per month from 8 January 2019.

12. February 2019	The warrants vest by 1/48 per month from 12 February 2019.

9. April 2019	The warrants vest by 1/48 per month from 9 April 2019.

14. May 2019	The warrants vest by 1/48 per month from 14 May 2019.

11. June 2019	The warrants vest by 1/48 per month from 11 June 2019.

9. July 2019	The warrants vest by 1/48 per month from 9 July 2019.

13. August 2019	The warrants vest by 1/48 per month from 13 August 2019.

10. September 2019	The warrants vest by 1/48 per month from 10 September 2019.

8. October 2019	The warrants vest by 1/48 per month from 8 October 2019.

12. November 2019	The warrants vest by 1/48 per month from 12 November 2019.

10. December 2019	37,500 warrants vest by 1/24 per month from 10 December 2019. 821,100 warrants vest by 1/48 per month from 10 December 2019.

14. January 2020	The warrants vest by 1/48 per month from 14 January 2020.

11. February 2020	The warrants vest by 1/48 per month from 11 February 2020.

10. March 2020	The warrants vest by 1/48 per month from 10 March 2020.

12. May 2020	The warrants vest by 1/48 per month from 12 May 2020.

9. June 2020	The warrants vest by 1/48 per month from 9 June 2020.

DATE OF GRANT	VESTING

14. July 2020	The warrants vest by 1/48 per month from 14 July 2020.

11. August 2020	The warrants vest by 1/48 per month from 11 August 2020.

8. September 2020	The warrants vest by 1/48 per month from 8 September 2020.

13. October 2020	The warrants vest by 1/48 per month from 13 October 2020.

10. November 2020	The warrants vest by 1/48 per month from 10 November 2020.

8. December 2020	The warrants vest by 1/48 per month from 8 December 2020.

10. December 2020	32,100 warrants vest by 1/24 per month from 10 December 2020. 833,231 warrants vest by 1/48 per month from 10 December 2020.

12. January 2021	The warrants vest by 1/48 per month from 12 January 2021.

9. February 2021	The warrants vest by 1/48 per month from 9 February 2021.

9. March 2021	The warrants vest by 1/48 per month from 9 March 2021.

13. April 2021	The warrants vest by 1/48 per month from 13 April 2021.

11. May 2021	The warrants vest by 1/48 per month from 11 May 2021.

8. June 2021	The warrants vest by 1/48 per month from 8 June 2021.

13. July 2021	The warrants vest by 1/48 per month from 13 July 2021.

10. August 2021	The warrants vest by 1/48 per month from 10 August 2021.

14. September 2021	The warrants vest by 1/48 per month from 14 September 2021.

12. October 2021	The warrants vest by 1/48 per month from 12 October 2021.

9. November 2021	The warrants vest by 1/48 per month from 9 November 2021.

9. December 2021

50 % of 12,212 warrants vest by 9 December 2022 and the remaining 50 % of the 12,212 warrants vest by 1/12 per month from 9 December 2022.

25 % of 1,065,314 warrants vest by 9 December 2022 and the remaining 75 % of the 1,065,314 warrants vest by 1/36 per month from 9 December 2022.

14. December 2021	25 % of 28.930 warrants vest by 14 December 2022 and the remaining 75 % of the 28,930 warrants vest by 1/36 per month from 14 December 2022.

11. January 2022	25 % of 22,860 warrants vest by 11 January 2023 and the remaining 75 % of the 22,860 warrants vest by 1/36 per month from 11 January 2023.

DATE OF GRANT	VESTING

8. February 2022	25 % of 17,740 warrants vest by 8 February 2023 and the remaining 75 % of the 17,740 warrants vest by 1/36 per month from 8 February 2023.

8. March 2022	25 % of 26,350 warrants vest by 8 March 2023 and the remaining 75 % of the 26,350 warrants vest by 1/36 per month from 8 March 2023.

12. April 2022	25 % of 37,265 warrants vest by 12 April 2023 and the remaining 75 % of the 37,265 warrants vest by 1/36 per month from 12 April 2023.

10. May 2022	25 % of 36,790 warrants vest by 10 May 2023 and the remaining 75 % of the 36,790 warrants vest by 1/36 per month from 10 May 2023.

14. June 2022	25 % of 29,810 warrants vest by 14 June 2023 and the remaining 75 % of the 29,810 warrants vest by 1/36 per month from 14 June 2023.

12. July 2022	25 % of 12,780 warrants vest by 12 July 2023 and the remaining 75 % of the 12,780 warrants vest by 1/36 per month from 12 July 2023.

9. August 2022	25 % of 23,165 warrants vest by 9 August 2023 and the remaining 75 % of the 23,165 warrants vest by 1/36 per month from 9 August 2023.

13. September 2022	25 % of 51,590 warrants vest by 13 September 2023 and the remaining 75 % of the 51,590 warrants vest by 1/36 per month from 13 September 2023.

11. October 2022	25 % of 30,042 warrants vest by 11 October 2023 and the remaining 75 % of the 30,042 warrants vest by 1/36 per month from 11 October 2023.

8. November 2022	25 % of 24,490 warrants vest by 8 November 2023 and the remaining 75 % of the 24,490 warrants vest by 1/36 per month from 8 November 2023.

13. December 2022	25 % of 44,210 warrants vest by 13 December 2023 and the remaining 75 % of the 44,210 warrants vest by 1/36 per month from 13 December 2023.

10. January 2023	25 % of 47,365 warrants vest by 10 January 2024 and the remaining 75 % of the 47,365 warrants vest by 1/36 per month from 10 January 2024.

14. February 2023	25 % of 36,480 warrants vest by 14 February 2024 and the remaining 75 % of the 36,480 warrants vest by 1/36 per month from 14 February 2024.

14. March 2023	25 % of 29,740 warrants vest by 14 March 2024 and the remaining 75 % of the 29,740 warrants vest by 1/36 per month from 14 March 2024.

11. April 2023	25 % of 52,210 warrants vest by 11 April 2024 and the remaining 75 % of the 52,210 warrants vest by 1/36 per month from 11 April 2024.

9. May 2023	25 % of 31,250 warrants vest by 9 May 2024 and the remaining 75 % of the 31,250 warrants vest by 1/36 per month from 9 May 2024.

13. June 2023	25 % of 77,000 warrants vest by 13 June 2024 and the remaining 75 % of the 77,000 warrants vest by 1/36 per month from 13 June 2024.

11. July 2023	25 % of 24,220 warrants vest by 11 July 2024 and the remaining 75 % of the 24,220 warrants vest by 1/36 per month from 11 July 2024.

8. August 2023	25 % of 12,410 warrants vest by 8 August 2024 and the remaining 75 % of the 12,410 warrants vest by 1/36 per month from 8 August 2024.

12. September 2023	25 % of 22,430 warrants vest by 12 September 2024 and the remaining 75 % of the 22,430 warrants vest by 1/36 per month from 12 September 2024.

10. October 2023	25 % of 24,910 warrants vest by 10 October 2024 and the remaining 75 % of the 24,910 warrants vest by 1/36 per month from 10 October 2024.

14. November 2023	25% of 12,170 warrants vest by 14 November 2024 and the remaining 75% of the 12,170 warrants vest by 1/36 per month from 14 November 2024.

12. December 2023	25 % of 25,090 warrants vest by 12 December 2024 and the remaining 75 % of the 25,090 warrants vest by 1/36 per month from 12 December 2024.

9. January 2024	25 % of 37,380 warrants vest by 9 January 2025 and the remaining 75 % of the 37,380 warrants vest by 1/36 per month from 9 January 2025.

13. February 2024	25 % of 14,320 warrants vest by 13 February 2025 and the remaining 75 % of the 14,320 warrants vest by 1/36 per month from 13 February 2025.

12. March 2024	25 % of 37,680 warrants vest by 12 March 2025 and the remaining 75 % of the 37,680 warrants vest by 1/36 per month from 12 March 2025.

9. April 2024	25 % of 51,905 warrants vest by 9 April 2025 and the remaining 75 % of the 51,905 warrants vest by 1/36 per month from 9 April 2025.

15. May 2024	25 % of 38,335 warrants vest by 15 May 2025 and the remaining 75 % of the 38,335 warrants vest by 1/36 per month from 15 May 2025.

11. June 2024	25 % of 18,235 warrants vest by 11 June 2025 and the remaining 75 % of the 18,235 warrants vest by 1/36 per month from 11 June 2025.

9. July 2024	25 % of 32,900 warrants vest by 9 July 2025 and the remaining 75 % of the 32,900 warrants vest by 1/36 per month from 9 July 2025.

13. August 2024	25 % of 36,805 warrants vest by 13 August 2025 and the remaining 75 % of the 36,805 warrants vest by 1/36 per month from 13 August 2025.

10. September 2024	25 % of 97,660 warrants vest by 10 September 2025 and the remaining 75 % of the 97,660 warrants vest by 1/36 per month from 10 September 2025.

8. October 2024	25 % of 26,280 warrants vest by 8 October 2025 and the remaining 75 % of the 26,280 warrants vest by 1/36 per month from 8 October 2025.

12. November 2024	25 % of 58,180 warrants vest by 12 November 2025 and the remaining 75 % of the 58,180 warrants vest by 1/36 per month from 12 November 2025.

10. December 2024	25 % of 54,425 warrants vest by 10 December 2025 and the remaining 75 % of the 54,425 warrants vest by 1/36 per month from 10 December 2025.

14. January 2025	25 % of 82,103 warrants vest by 14 January 2026 and the remaining 75 % of the 82,103 warrants vest by 1/36 per month from 14 January 2026.

11. February 2025	25 % of 31,040 warrants vest by 11 February 2026 and the remaining 75 % of the 31,040 warrants vest by 1/36 per month from 11 February 2026.

11. March 2025	25 % of 35,520 warrants vest by 11 March 2026 and the remaining 75 % of the 35,520 warrants vest by 1/36 per month from 11 March 2026.

8. April 2025	25 % of 36,760 warrants vest by 8 April 2026 and the remaining 75 % of the 36,760 warrants vest by 1/36 per month from 8 April 2026.

13. May 2025	25 % of 36,390 warrants vest by 13 May 2026 and the remaining 75 % of the 36,390 warrants vest by 1/36 per month from 13 May 2026.

10. June 2025	25 % of 24,930 warrants vest by 10 June 2026 and the remaining 75 % of the 24,930 warrants vest by 1/36 per month from 10 June 2026.

8. July 2025	25 % of 25,020 warrants vest by 8 July 2026 and the remaining 75 % of the 25,020 warrants vest by 1/36 per month from 8 July 2026.

12. August 2025	25 % of 28,480 warrants vest by 12 August 2026 and the remaining 75 % of the 28,480 warrants vest by 1/36 per month from 12 August 2026.

9. September 2025	25 % of 33,890 warrants vest by 9 September 2026 and the remaining 75 % of the 33,890 warrants vest by 1/36 per month from 9 September 2026.

14. October 2025	25 % of 31,710 warrants vest by 14 October 2026 and the remaining 75 % of the 31,710 warrants vest by 1/36 per month from 14 October 2026.

11. November 2025	25 % of 41,220 warrants vest by 11 November 2026 and the remaining 75 % of the 41,220 warrants vest by 1/36 per month from 11 November 2026.

9. December 2025	25 % of 27,820 warrants vest by 9 December 2026 and the remaining 75 % of the 27,820 warrants vest by 1/36 per month from 9 December 2026.

13. January 2026	25% of 42,030 warrants vest by 13 January 2027 and the remaining 75% of the 42,030 warrants vest by 1/36 per month from 13 January 2027.

10. February 2026	25% of 16,570 warrants vest by 10 February 2027 and the remaining 75% of the 16,570 warrants vest by 1/36 per month from 10 February 2027.

10. March 2026	25 % of 22,480 warrants vest by 10 March 2027 and the remaining 75 % of the 22,480 warrants vest by 1/36 per month from 10 March 2027.

14. April 2026	25 % of 32,310 warrants vest by 14 April 2027 and the remaining 75 % of the 32,310 warrants vest by 1/36 per month from 14 April 2027.

12. May 2026	25 % of 31,250 warrants vest by 12 May 2027 and the remaining 75 % of the 31,250 warrants vest by 1/36 per month from 12 May 2027.

9. June 2026	25 % of 27,030 warrants vest by 9 June 2027 and the remaining 75 % of the 27,030 warrants vest by 1/36 per month from 9 June 2027.

14. July 2026	25 % of 14,060 warrants vest by 14 July 2027 and the remaining 75 % of the 14,060 warrants vest by 1/36 per month from 14 July 2027.

11. August 2026	25 % of 15,060 warrants vest by 11 August 2027 and the remaining 75 % of the 15,060 warrants vest by 1/36 per month from 11 August 2027.